COMPANY CONTACTS:	INVESTOR CONTACTS:
Endologix, Inc.	The Ruth Group
John McDermott, CEO	Nick Laudico (646) 536-7030
Shelley Thunen, CFO	Zack Kubow (646) 536-7020
(949) 595-7200
www.endologix.com

  Endologix Announces Preliminary Second Quarter 2013 Revenue Growth of 33% and Update to Ventana Program

Raises Full Year 2013 Revenue Guidance

Conference Call Scheduled for Today, July 1, at 9:00 a.m. ET

Irvine, Calif. (July 1, 2013) - Endologix, Inc. (NASDAQ: ELGX), developer and marketer of innovative treatments for aortic disorders, announced today preliminary unaudited revenue for the second quarter ended June 30, 2013. Endologix anticipates second quarter 2013 global revenue of approximately $34.0 million, representing approximately 33% growth as compared to the second quarter of 2012 and 14% growth as compared to the first quarter of 2013.

The Company anticipates U.S. revenue to be approximately $26.3 million in the second quarter 2013, representing approximately 23% growth compared to $21.4 million for the same quarter in 2012. International revenue is anticipated to be approximately $7.6 million in the second quarter 2013, representing approximately 81% growth compared to $4.2 million for the same quarter in 2012.

John McDermott, Endologix Chairman, President and Chief Executive Officer, said, “We achieved strong sales growth during the second quarter, as a result of the excellent outcomes achieved by physicians with the AFX® Endovascular AAA System and the support provided by our sales and clinical people. Accordingly, we have raised our revenue guidance for the year and remain confident in our long-term outlook for sales growth of approximately 20% or greater year-over-year over the next several years.”

Ventana™ Fenestrated System Program Update

On April 30, 2013, Endologix announced plans to temporarily suspend enrollment in its Ventana U.S. IDE clinical trial and delay the limited market introduction of Ventana in Europe in order to evaluate a higher than expected number of re-interventions. The Company has completed this initial evaluation and has identified training and design enhancements that are expected to reduce the re-intervention rate and improve clinical outcomes. In order to validate these design enhancements, the Company will conduct testing and meet with regulatory agencies to determine the requirements and commercialization timelines. Accordingly, the Company does not anticipate that it will restart enrollment in the Ventana U.S. IDE clinical trial or begin the limited market introduction of Ventana in Europe before the end of the year.

Financial Guidance

Based on the preliminary second quarter 2013 revenue results and recent developments, Endologix is updating its full year 2013 financial guidance as follows:

Revenue: $128 million to $134 million, representing growth of 21% to 26% from 2012, compared to previous guidance of $126 million to $133 million.

Adjusted Net (Loss) Per Share (non-GAAP and defined below): $(0.18) to $(0.22) per share, compared to previous guidance of $(0.14) to $(0.17).

Adjusted EBITDA Per share (non-GAAP and defined below): $(0.02) to $0.02 per share, compared to previous guidance of $0.01 to $0.05 per share.

Cash Flow: Endologix continues to anticipate generating positive cash flows from operations in the second half of 2013.

Conference Call Information

Endologix's management will host a conference call today to discuss these topics, beginning at 9:00 a.m. Eastern time (6:00 a.m. Pacific time). To participate via telephone please call (877) 407-0789 from the U.S. or 1-(201) 689-8562 from outside the U.S. A telephone replay will be available for seven days following the completion of the call by dialing (877) 870-5176 from the U.S. or 1-(858) 384-5517 from outside the U.S., and entering pin number 417345. The conference call will be broadcast live over the Internet at www.endologix.com and will be available for 30 days. After the live webcast, a webcast replay of the call and a transcript of the call will be available online from the investor relations page of Endologix's website for 30 days.

About Endologix

Endologix, Inc. develops, manufactures and markets minimally invasive treatments for aortic disorders. The company’s primary focus is endovascular stent grafts for the treatment of abdominal aortic aneurysms (AAA). AAA is a weakening of the wall of the aorta, the largest artery in the body, resulting in a balloon-like enlargement. Once AAA develops, it continues to enlarge and, if left untreated, becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAA is approximately 75%, making it a leading cause of death in the U.S. Additional information can be found on Endologix's website at www.endologix.com.

The Nellix® EndoVascular Aneurysm Sealing System has obtained CE Mark in the EU, but is not approved in the United States for either investigational use or commercial sale. The Ventana™ Fenestrated System is an investigational device in the United States and has obtained CE Mark in the EU.

Cautions Regarding Forward-Looking Statements
Except for historical information contained herein, this news release contains forward-looking statements, including with respect to product launch activities, progress of clinical trials, regulatory processes, 2013 financial guidance, anticipated sales growth and product development, the accuracy of which are necessarily subject to risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Endologix. Many factors may cause actual results to differ materially from anticipated results, including the success of sales efforts for existing products and related new products, product research and development efforts, regulatory approval timelines, unexpected litigation expenses, risks associated with international operations, the ability to protect intellectual property, and other economic, business, competitive and regulatory factors. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Endologix undertakes no obligation to update any forward looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events. Please refer to Endologix's Annual Report on Form 10-K for the year ended December 31, 2012, and Endologix's other filings with the Securities and Exchange Commission, for more detailed information regarding these risks and other factors that may cause actual results to differ materially from those expressed or implied.

Discussion of Non-GAAP Financial Measures
Endologix's management believes that the non-GAAP measures of (1) "Adjusted Net Income (Loss)", (2) "Adjusted Net Income (Loss) Per Share”, (3) “Adjusted EBITDA", and (4) "Adjusted EBITDA per Share" measures enhance an investor's overall understanding of Endologix's financial and operating performance and its future prospects by (i) being more reflective of core operating performance; (ii) providing enhanced measures of progress towards generating positive cash flows from operations; and

(iii) being more comparable with financial results over various periods.  Endologix's management uses these financial measures for strategic decision making, forecasting future financial results, and evaluating current period financial and operating performance.

Adjusted Net Income (Loss) and Adjusted Net Earnings (Loss) per Share Definitions:
"GAAP" is generally accepted accounting principles in the United States.

(1) "Adjusted Net Income (Loss)" is a non-GAAP measure defined by Endologix as net income (loss) under GAAP, excluding: (i) all effects arising from applicable business combination accounting under GAAP for its acquisition of Nellix; (ii) settlement costs; (iii) contract termination fees and business acquisition expenses; and (iv) business development expenses.

(2) "Adjusted Net Income (Loss) per Share" is a non-GAAP measure defined by Endologix as Adjusted Net Income (Loss) divided by average shares outstanding (basic and diluted, as applicable under GAAP) for the corresponding period.

Adjusted EBITDA Definitions:
(3) “Adjusted EBITDA” is a non-GAAP measure defined by Endologix as “Adjusted Net Income (Loss)” plus interest expense, income tax expense, depreciation and amortization expense, stock-based compensation expense, and foreign currency re-measurement gains or losses.

(4) "Adjusted EBITDA per Share" is a non-GAAP measure defined by Endologix as Adjusted EBITDA divided by average shares outstanding (basic and diluted, as applicable under GAAP) for the corresponding period.

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